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                                EXHIBIT 10-92
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                               ADDENDUM NO. 1 TO
                              BOSTON CHICKEN, INC.
                           AREA DEVELOPMENT AGREEMENT


                 THIS ADDENDUM No. 1 is to the BOSTON CHICKEN, Inc. Area Development Agreement (the "Agreement"), dated as of January __, 1994 by and between BOSTON CHICKEN, Inc., ("COMPANY"), which has its principal office at 1804 Centre Point Drive, Naperville, IL 60563, and Carl Karcher Enterprises, Inc., which has its principal office at 1200 North Harbor Boulevard, P.O. Box 4349, Anaheim, California 92803-4349 (hereinafter referred to as "DEVELOPER").

                 The following shall amend and be incorporated into the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Addendum, then the terms of this addendum shall control. All capitalized terms not defined in this Addendum shall have the respective meanings set forth in the Agreement.

                 1. Section 2 is hereby amended by deleting the definition of "Catering Area" in its entirety and restating it to read as follows:

                 "CATERING AREA" - The geographic area in which COMPANY in its sole discretion, authorizes the owner of a Franchise to provide Catering Service pursuant to a Catering Rider, which area may be the same as, smaller than, larger than or different from the Territory (defined in the Franchise Agreement) of a BOSTON CHICKEN Unit.
         COMPANY may, at any time in its sole discretion, with or without cause and regardless of the investment made by DEVELOPER in establishing or conducting Catering Service: (1) reduce, modify, or expand the Catering Area from time to time (provided, that any reduction or modification which amounts to a termination of substantially all of DEVELOPER's rights to provide such services shall be governed by clause (2), below) or (2) upon written notice to DEVELOPER in accordance with Section 4.D, suspend or terminate DEVELOPER's right to offer Catering Services.

                 2. Section 2 is hereby further amended by inserting at the end of the definition of "Competitive Business" the following:

                 COMPANY acknowledges Carl's Jr. restaurants constitute Permitted Competitive Business within the meaning of this Agreement and Exhibit E hereto, provided that such Carl's Jr. restaurants do not offer (1) rotisserie chicken, or (2) any other products prepared in accordance with COMPANY's recipes or specifications unless such products are developed by DEVELOPER and sold in Carl's Jr. restaurants prior to the





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         development of such products by COMPANY, provided, further, that no
         Confidential Information is used in connection with Carl's Jr. restaurants providing any services or products.

                 3. Section 2 is hereby further amended by deleting the definition of "Computer System" in its entirety and restating it to read as follows:

                 "COMPUTER SYSTEM" - Those brands, types, makes, and/or models of communications and computer systems or hardware specified or required by COMPANY for use by, between, or among UNITS and/or DEVELOPER, including, but not limited to, back office and point of sale systems, data, audio, video and voice storage, retrieval, and transmission systems for use at UNITs and/or DEVELOPER between or among UNITs and/or DEVELOPER, and between UNITs and/or DEVELOPER and COMPANY, security systems, printers, and archival and back-up systems.

                 4. Section 2 is hereby further amended by deleting the definition of "Delivery Area" in its entirety and restating it to read as follows:

                 "DELIVERY AREA" - The geographic area in which COMPANY, in its sole discretion, authorizes a franchise owner to provide Delivery Service pursuant to a Delivery Rider, which area may be the same as, smaller than, larger than or different from the Territory (defined in the Franchise Agreement) of a BOSTON CHICKEN Unit. COMPANY may, at any time and its sole discretion, with or without cause and regardless of the investment made by DEVELOPER in establishing and conducting Delivery Service or the length of time DEVELOPER has offered Delivery
         Service: (1) reduce, modify, or expand the Delivery Area from time to time (provided, that any reduction or modification which amounts to a termination of substantially all of DEVELOPER's rights to provide such services shall be governed by clause (2), below) or (2) upon written notice to DEVELOPER in accordance with Section 4.C suspend or terminate DEVELOPER's (or Authorized Entity's) right to offer Delivery Service.

                 5. Section 2 is hereby further amended by adding the following immediately before the definition of Rotisserie Unit":

                 "REQUIRED TELEVISION ADVERTISING" - Television advertising in the Area of Dominant Influence (as determined by the Arbitron Ratings Company or suitable replacement therefor if Arbitron Ratings are not available from time to time) in which the Development Area is located at a minimum level of 200 gross ratings points, at least forty percent (40%) of which gross ratings points must be in prime television viewing time.





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                 6.       Section 2 is hereby further amended by adding the
following immediately before the definition of "Sub-Areas":

                 "SPECIFIED SOFTWARE" - Such software, programming, and services other than the Licensed Program, which COMPANY from time to time specifies or requires in connection with utilization of the Computer System.

                 7. Section 3.A is hereby amended by adding the following at the end of the second paragraph thereof:

                 Notwithstanding the foregoing, DEVELOPER shall not be required to cause the execution and delivery of the Guaranties referred to in this paragraph.

                 8. Section 3.B is hereby amended by adding the following between the second and third paragraphs thereof:

                 Notwithstanding any other provisions of this Agreement, DEVELOPER shall have the option, exercisable in DEVELOPER's sole option by written notice to COMPANY at least 12 months prior to the expiration of the Development Term, to develop up to one hundred (100) additional UNITs in the Development Area. In the event that DEVELOPER exercises this option, the additional UNITs shall be subject to all
         the terms and provisions of this agreement.   DEVELOPER and COMPANY
         agree to negotiate in good faith as to how many of such UNITs shall be developed in each Sub-Area and an appropriate development schedule for each Sub-Area. The Development Term and other appropriate provisions of this Agreement shall be modified to reflect the addition of such additional UNITs and the development schedule for such additional UNITs.

                 9.       Right of First Negotiation for Additional UNITs.
Section 3.B is further amended by adding the following at the end thereof:

                 (1) Notwithstanding anything to the contrary contained in this section 3.B, for a period of twelve (12) months after the expiration of the Sub-Area Term for any Sub-Area (the "Post Development Period"), COMPANY or its Affiliates determines to itself develop and operate, or grant to others the right to develop and operate (whether such rights are granted pursuant to area development agreements or individual franchise agreements), additional BOSTON CHICKEN Units in such Sub-Area (such BOSTON CHICKEN Units are hereafter collectively referred to as "Post-Development UNITs"), then COMPANY shall notify DEVELOPER of such intention during the Post Development Period or at any time within the twelve (12) month period preceding the anticipated end of such Sub-Area Term by providing to DEVELOPER COMPANY's proposed development plan and





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         schedule for such Post-Development UNITs ("COMPANY's Development Plan
         Notice"). Notwithstanding anything to the contrary, in the event the proposed development plan is for more than 100 additional Post-Development UNITs, any excess over 100 shall be proposed in the form of an option exercisable by DEVELOPER in its sole discretion once the first 100 Post-Development UNITs are developed in accordance with the development schedule.

                 (2) If, during the Post Development Period or at any time within the twelve (12) month period preceding the anticipated end of such Sub-Area Term, DEVELOPER desires that COMPANY grant to DEVELOPER rights to develop and operate additional BOSTON CHICKEN Units after the expiration of such Sub-Area Term and COMPANY has not previously delivered COMPANY's Development Plan Notice to DEVELOPER, then DEVELOPER shall notify COMPANY of such desire during the Post Development Period or at any tie within the twelve (12) month period preceding the anticipated end of such Sub-Area Term by providing to Company DEVELOPER's proposed development plan and schedule for such Post-Development Units ("DEVELOPER's Development Plan Notice").
         Within thirty (30) days after COMPANY's receipt of DEVELOPER's Development Plan Notice, COMPANY shall review, consider, and respond to DEVELOPER's Development Plan Notice by providing to DEVELOPER COMPANY's Development Plan Notice which may modify DEVELOPER's Development Plan Notice in some or all respects (subject to the last sentence of sub-paragraph (1) above). Notwithstanding the above, DEVELOPER's rights pursuant to this Subparagraph (2) shall terminate without further action or notice by COMPANY if COMPANY delivers COMPANY's Development Plan Notice to DEVELOPER pursuant to Subparagraph (1) above and DEVELOPER fails to timely deliver its Negotiation Notice (defined below) pursuant hereto and thereafter COMPANY will have no further obligation to negotiate with DEVELOPER and its Affiliates pursuant hereto for such development right and COMPANY may develop or operate, or pursue negotiations with and offer to third parties the right to develop and operate, BOSTON CHICKEN Units and/or Rotisserie Units in the particular Sub-Area.

                 (3) If, within thirty (30) days after DEVELOPER's receipt of COMPANY's Development Plan Notice, DEVELOPER notifies COMPANY, in writing that DEVELOPER desires to negotiate with COMPANY for the right to develop and operate such Post-Development UNITs (the "Negotiation Notice"), then COMPANY and DEVELOPER will promptly commence negotiations in good faith toward the execution of a new Development Agreement (the "Post-Development Agreement") in accordance with COMPANY's





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         Development Plan Notice and the terms of COMPANY's then current
         Development Agreement for BOSTON CHICKEN Units (which may contain different terms and provide for new and/or higher fees from this Agreement and which will require the execution of COMPANY's then current form of franchise agreement which similarly may contain different terms and provide for new and/or higher fees than the Franchise Agreement used hereunder) for the right to develop and operate the Post-Development UNITs in accordance with COMPANY's Development Plan Notice. If DEVELOPER fails to timely deliver the Negotiation Notice, COMPANY shall have no obligation to negotiate with DEVELOPER pursuant hereto for such development rights and COMPANY and its Affiliates may develop and operate, or pursue negotiations with and offer to third parties the right to develop and operate, BOSTON CHICKEN Units in the Sub-Area. If COMPANY and DEVELOPER are unable to agree on the terms of and execute the Post-Development Agreement within ninety (90) days after COMPANY's receipt of the Negotiation Notice, then COMPANY will have no further obligation to negotiate with DEVELOPER pursuant hereto for such development rights and COMPANY may develop or operate, or pursue negotiations with and offer to third parties the right to develop and operate, BOSTON CHICKEN Units in such Sub-Area.

                 (4) If COMPANY and DEVELOPER timely agree on the terms of and execute the Post-Development Agreement within the period specified in Subparagraph (3), then DEVELOPER shall be required to pay all fees due thereunder concurrently with the execution of the Post-Development Agreement. If DEVELOPER fails to timely execute the Post-Development Agreement and pay all fees due under the Post-Development Agreement, DEVELOPER's rights to develop Post-Development UNITs will terminate without further action or notice by COMPANY and thereafter COMPANY will have no further obligation to negotiate with DEVELOPER pursuant hereto for such development rights and COMPANY may develop or operate, or pursue negotiations with and offer to third parties the right to develop and operate, BOSTON CHICKEN Units in such Sub-Area.

                 (5) Notwithstanding the above, DEVELOPER's rights to develop Post-Development Units shall terminate without further action or notice by COMPANY if:

                          (a) DEVELOPER fails to meet its development obligations with regard to such Sub-Area hereunder (in which event DEVELOPER's rights to develop Post-Development UNITs in such Sub-Area only shall terminate), including without limitation, the timely opening of any UNIT pursuant to Schedule C attached





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         hereto (taking into account Section 3.C of the Agreement as amended by paragraph 10 hereof) or;

                          (b) This Agreement is terminated prior to its applicable expiration date.

                 10. The second sentence of 3.C is hereby amended by adding the following provision at the end thereof:

                 In the event that DEVELOPER has, to COMPANY's reasonable belief, made good faith and diligent efforts to comply with the applicable required opening date for any BOSTON CHICKEN Unit, but fails to open such BOSTON CHICKEN Unit by the required opening date specified in Exhibit C hereto because of fire, flood, earthquake, war, insurrection, water or sewer moratoriums or other similar force majeure (which shall not include general or local business or economic conditions) not within control of DEVELOPER, then such BOSTON CHICKEN Unit shall be deemed opened on a timely basis under this Agreement if it actually opens for regular and continueous business within six months of the required opening date set forth on Exhibit C hereto, provided further, however, that the foregoing proviso shall not apply unless at least 75% (which number shall be rounded up to the next whole number) of the BOSTON CHICKEN Units required to be open from time to time by DEVELOPER or its Authorized Entities as specified on Exhibit C hereto have been opened by the dates actually specified on Exhibit C hereto. Additionally, in the event that DEVELOPER fails to open a BOSTON CHICKEN Unit within a Sub-Area by the required opening date (without extension pursuant to the immediately preceding sentence in this paragraph) specified in Exhibit C hereto, then such BOSTON CHICKEN Unit shall be deemed opened on a timely basis under this Agreement if it actually opens for regular and continuous business within six months of the required opening date specified in Exhibit C hereto, provided, however, the foregoing proviso shall not apply unless the number of BOSTON CHICKEN Units that are open and continuously operating at such required opening date in the aggregate in all Sub-Areas is equal to or greater than 100% of the BOSTON CHICKEN Units required to be open, in the aggregate, for all Sub-Areas as of such required opening date.

                 10A.     The third sentence of Section 3.C is hereby amended
by deleting the reference to "five (5) days" and substituting therefor "one-hundred eighty (180) days."

                 11. Section 3.E is amended by adding the following at the end thereof:





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                 If, during the applicable Sub-Area Term for a particular
Sub-Area, COMPANY notifies DEVELOPER of a Target Site in a Sub-Area pursuant to this Section 3.E, and DEVELOPER gives written notice to COMPANY during the ten
(10) business day period referred to in the first paragraph of this Section 3.E that it declines to lease or purchase (as applicable) one or more of such Target Sites, DEVELOPER shall have the option, exercisable by written notice to COMPANY within such ten (10) business day period, to count each such Target Site toward the Sub-Area Quota for such Sub-Area. Notwithstanding any other provision of this Section 3.E, COMPANY shall have the right to designate Target Sites for a particular Sub-Area hereunder only to the extent that the number of Target Sites designated by COMPANY in any Sub-Area does not exceed 25% of the total number of BOSTON CHICKEN Units that DEVELOPER is required to develop in such Sub-Area.

                 12. Section 3.F is hereby amended by deleting the word "DEVELOPER's" in the second paragraph thereof and replacing it with the word "COMPANY's", and by deleting the word "Target" in the last line of the third paragraph thereof and replacing it with the word "Conversion."

                 12A.     Section 3.f. is further amended by adding the
following at the end thereof:

                 If during the applicable Sub-Area Term for a particular Sub-Area, COMPANY offers one or more Conversion Sites to DEVELOPER in a Sub-Area pursuant to this Section 3.F and DEVELOPER gives written notice to COMPANY during the thirty (30) day period referred to in the first paragraph of this Section 3.E that it declines to purchase one or more of such Conversion Sites, DEVELOPER shall have the option, exercisable by written notice to COMPANY within such thirty (30) day period, to written notice to COMPANY within such thirty (30) day period, to count each such Conversion Site that is actually converted to a BOSTON CHICKEN Unit toward the Sub-Area Quota for such Sub-Area.

                 13. Section 4.A is hereby deleted in its entirety and restated to read as follows:

                 DEVELOPER acknowledges and agrees that: (1) DEVELOPER is not granted any rights within or outside the Development Area to offer, perform, or participate in the development or operation of Special Distribution Arrangements ("SDA"), other than as expressly provided in this Paragraph A, and (2) COMPANY reserves all such rights to offer, perform, or participate in the development or operation of SDA, within any Sub-Area within the Development Area in which DEVELOPER (or any Authorized Entity) operates a BOSTON CHICKEN Unit or has unexpired and unterminated rights to develop one or more BOSTON CHICKEN Units. Notwithstanding anything to the contrary contained in this Paragraph A, if COMPANY, during the Agreement Term, determines to itself develop





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         and operate, or grant to others the right to develop and operate, SDA, then COMPANY shall notify DEVELOPER of such intention by providing to DEVELOPER COMPANY's proposed plan for such SDA and the form of an initial Special Distribution Agreement which COMPANY proposes to DEVELOPER to execute and deliver with regard to such SDA ("COMPANY's SDA Plan Notice").

                 Company shall notify DEVELOPER in writing as to whether COMPANY, in its sole discretion, elects to have DEVELOPER (i) perform the development or operation of the SDA, or (ii) participate in the net cash flow, if any, derived by COMPANY solely from the development and performance of such SDA ("Net Cash Flow") in the event a Cannibalization Impact is established, as defined below. Notwithstanding anything to the contrary, including any such election by COMPANY, DEVELOPER acknowledges that COMPANY need not permit DEVELOPER to perform the development or operation of such SDA and COMPANY shall have no obligation to enter into any Special Distribution Agreement with DEVELOPER with respect to such SDA unless DEVELOPER demonstrates, to COMPANY's reasonable satisfaction, that it has or will acquire the appropriate resources (financial and otherwise) to take full advantage of the SDA and to discharge all of its obligations under the Special Distribution Agreement. If COMPANY elects for DEVELOPER to develop and operate such SDA pursuant to (i), above, then, COMPANY and DEVELOPER will promptly commence negotiations in good faith toward the execution of a revised Special Distribution Agreement in accordance with COMPANY's SDA Plan Notice. If COMPANY and DEVELOPER are unable to agree, in good faith, on the terms of and execute the revised Special Distribution Agreement within sixty (60) days after COMPANY's delivery to the DEVELOPER of the COMPANY's SDA Plan Notice and DEVELOPER does not execute and deliver the initial Special Distribution Agreement, or in the event COMPANY determines DEVELOPER does not have and cannot acquire appropriate resources to take full advantage of the SDA and to discharge all of its obligations under the Special Distribution Agreement, then COMPANY will have no further obligation to negotiate with the DEVELOPER pursuant hereto for such SDA other than to permit DEVELOPER to participate in Net Cash Flow, if any, pursuant to (ii), above, and COMPANY may develop or operate, or pursue negotiations with and offer to third parties the right to develop and operate, such SDA.

                 If COMPANY elects (ii), above, the COMPANY shall have the right to develop and operate or grant the right to others to develop and operate such SDA within such Sub-Area and, if such SDA is so developed or operated within such Sub-Area during the Agreement Term, DEVELOPER may, by written notice to COMPANY at any time within one





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         year after commencement of such SDA, require COMPANY to engage a reputable unaffiliated third-party market survey company, at COMPANY's expense, which shall, within sixty (60) days or engagement render a report to the COMPANY as to whether such SDA has caused more than a 5% permanent cannibalization ("Cannibalization Impact") of the gross sales of the BOSTON CHICKEN Unit within whose Territory (as defined in the Franchise Agreement for such Unit) the SDA is located or, if not within the Designated Territory of any UNIT or DEVELOPER, of the BOSTON CHICKEN Unit of such DEVELOPER closest to the location where such SDA is operated. If such Cannibalization Impact is so reported, then the market survey company shall determine if the projected annualized cash flow of such UNIT for the next four (4) years will yield to DEVELOPER an annualized after-tax average cash return on the book value of such UNIT (which book value shall never be deemed to exceed invested capital to date in such UNIT) equal to or exceeding 25%. If such return equals or exceeds 25%, then no portion of the Net Cash Flow shall be paid to DEVELOPER. If such return is less than 25%, then, COMPANY shall pay to DEVELOPER a reasonable portion of the Net Cash Flow, if any, as it is earned from time to time (less any net cash losses for prior periods), as determined by the COMPANY from time to time in good faith, taking into account all relevant factors, including but not limited to, the scope of DEVELOPER's activities, the amount of the reported Cannibalization Impact of the SDA on DEVELOPER, whether such impact is mitigated by positive factors.

                 If DEVELOPER fails to comply with any of its material obligations under this Agreement, COMPANY shall have no obligation to negotiate with DEVELOPER pursuant hereto for such SDA rights pursuant to (i), above and COMPANY may develop and operate or pursue negotiations with and offer to third parties the right to develop and operate such SDA within such Sub-Area without any obligation of payment which would have otherwise been owed to DEVELOPER in the event of a proper election pursuant to (ii), above. Notwithstanding anything else to the contrary herein, DEVELOPER'S rights to enter into a Special Distribution Agreement pursuant to (i) or receive payments pursuant to (ii) for such Sub-Area shall terminate without further action or notice by COMPANY if:

                          (a) DEVELOPER fails to meet its development obligations hereunder with regard to such Sub-Area, including without limitation, the timely opening of any UNIT pursuant to Schedule C (taking into account Section 3C of the Agreement as amended by paragraph 10 hereof) attached hereto; or





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                          (b)     This Agreement is terminated prior to its
                 applicable expiration date; or

                 If DEVELOPER (or such Authorized Entity) has executed a Special Distribution Agreement, COMPANY reserves the right, at any time and in its sole discretion with or without cause and regardless of the investment made by DEVELOPER (or such Authorized Entity) in establishing or operating the Special Distribution Arrangement or the length of time the Special Distribution Arrangement has been in effect, to suspend or terminate DEVELOPER's (or such Authorized Entity's) right to operate the Special Distribution Arrangement upon one hundred eighty (180) days prior written notice to DEVELOPER; provided, however, that notwithstanding such termination, DEVELOPER shall be entitled during such one hundred eighty (180) day period to fulfill any contractual obligations it had incurred prior to receipt of such notice, but may not incur or undertake any new obligations or commitments.

                 Provided, however, such one hundred eighty (180) day period may be extended by an additional period not to exceed the lesser of
         (a) the period required to amortize (in accordance with generally accepted accounting principles) the balance of DEVELOPER's investment in the SDA, or (b) eighteen months. Notwithstanding the foregoing one hundred eighty (180) day notice period, COMPANY may terminate DEVELOPER's right to operate the SDA upon such shorter notice (pursuant to procedures promulgated by COMPANY and applied to a majority of the BOSTON CHICKEN Units in the system) as COMPANY determines in its sole discretion if the reason for such termination is DEVELOPER's failure to meet COMPANY's operational standards with respect to such special Distribution Arrangement.

                 Notwithstanding any other provision of this Section 4.A., COMPANY shall not have the right to propose a Special Distribution Arrangement to DEVELOPER pursuant hereto during the first three years of the Agreement Term, unless such Special Distribution Arrangement is being conducted, or COMPANY has committed to conduct it, in Areas of Dominant Influence whose population is equal to 25% or more of the aggregate population of all the Areas of Dominant Influence in which BOSTON CHICKEN Units are open or under development. Further, during the Agreement Term, COMPANY shall consult with DEVELOPER prior to finalizing any material (with regard to any particular Unit) SDA within the Development Area. Such consultation shall be for advice only and COMPANY shall not be bound by any advice or recommendation of DEVELOPER.





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                 14.      Section 4.B is hereby deleted.

                 15. Section 4.C is hereby amended by inserting the parenthetical "(provided, that any reduction or modification which amounts to a termination of substantially all of DEVELOPER's rights to provide such services shall be governed by clause (2), below)" immediately before the phrase, or (2)" in the last sentence thereof, by inserting the phrase "upon one hundred eighty
(180) days prior written notice from COMPANY to DEVELOPER," after the phrase, ", or (2)" located in the last sentence thereof, and by inserting the following at the end thereof:

                 Provided, however, such one hundred eighty (180) day period may be extended by an additional period not to exceed the lesser of (a) the period required to amortize (in accordance with generally accepted accounting principles) the balance of DEVELOPER's investment in delivery vehicles and facilities or
                 (b) eighteen months. Notwithstanding the foregoing one hundred eighty (180) day notice period, COMPANY may terminate DEVELOPER's right to operate the Delivery Service upon such shorter notice (pursuant to procedures promulgated by COMPANY and applied to a majority of the BOSTON CHICKEN Units in the system) as COMPANY determines in its sole discretion if the reason for such termination is DEVELOPER's failure to meet COMPANY's operational standards with respect to such Delivery Service.

                 15A.     Section 4.C is further amended by adding the
following at the end thereof:

                 COMPANY and DEVELOPER agree that DEVELOPER may undertake a test of Delivery Service in the Development Area for a period to be agreed upon by COMPANY and DEVELOPER and in a manner consistent with COMPANY's standards and procedures for such tests. Upon completion of the test, COMPANY and DEVELOPER will review and evaluate together the results of such test and, after good faith consultation with each other, determine whether DEVELOPER will have the right to offer Delivery Service in some or all of the Sub-Areas.

                 16. Section 4.D is hereby amended by deleting the second sentence thereof and inserting the following in lieu thereof:

                 Notwithstanding the foregoing, if COMPANY, at any time and in its sole discretion, determines to offer Catering Service in the designated Catering Area, COMPANY will offer DEVELOPER (or the appropriate Authorized Entity) the right to offer





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                 Catering Service by delivering the DEVELOPER (or such
                 Authorized Entity) a Catering Rider to the appropriate Franchise Agreement(s) authorizing DEVELOPER (or such Authorized Entity) to offer Catering Service from a Catering Facility within the designated Catering Area.

                 16A.     Section 4.D is hereby further amended by inserting
the parenthetical "(provided that any reduction or modification which amounts to a termination of substantially all of DEVELOPER's rights to provide such services shall be governed by clause (2), below)" immediately before the phrase "; or (2)" in the last sentence thereof, by inserting the phrase "upon one hundred eighty (180) days prior written notice from COMPANY to DEVELOPER," after the phrase "; or (2)" in the last sentence thereof, and by inserting the following at the end of Section 4.D;

                 Provided, however, such one hundred eighty (180) day period may be extended by an additional period not to exceed the lesser of (a) the period required to amortize (in accordance with generally accepted accounting principles) the balance of DEVELOPER's investment in its catering facilities or (b) eighteen (18) months. After receipt of notice terminating DEVELOPER's Catering Service or reducing DEVELOPER's Catering Area, DEVELOPER will not accept any new orders for catering or, as applicable, will not accept any new orders for catering from the portion of the Catering Area which has been terminated which orders are to be delivered or provided after the effective date of termination; provided, however, DEVELOPER shall have the right to complete any catering orders during such one hundred eighty (180) day period, but which were received prior to receipt of such notice of termination of Catering Service or reduction of Catering Area.

                 Notwithstanding the foregoing one hundred eighty (180) day notice period, COMPANY may terminate DEVELOPER's right to operate the Catering Service upon such shorter notice (pursuant to procedures promulgated by COMPANY and applied to a majority of the BOSTON CHICKEN Units in the system) as COMPANY determines in its sole discretion if the reason for such termination is DEVELOPER's failure to meet COMPANY's operational standards with respect to such Catering Service.





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
                 17. Section 5.A is hereby amended by adding the following paragraph after the second paragraph:

                 Notwithstanding anything to the contrary, DEVELOPER shall not be obligated to purchase the Demographic Detail Report, maps or any other demographic services from COMPANY so long as it provides such reports, maps or other necessary demographic information through its own in-house services or other third party service providers.

                 18. Section 5.B is hereby amended by deleting the first paragraph thereof and substituting the following instead:

                 DEVELOPER shall cause the lessor of each Approved Site to include in the lease, sublease or assignment of lease (referred to herein as the "Site Agreement"), as applicable, for such Approved Site, the standard terms which COMPANY requires from time to time in its sole discretion, and such other terms as COMPANY may specifically approve in writing. A copy of COMPANY's current Standards Required Site Agreement Terms, which COMPANY requires be inserted in Site Agreements, is attached hereto as Exhibit G. Among other provisions contained in the Standards Required Site Agreement Terms is a requirement that DEVELOPER collateral assign such Site Agreement to COMPANY or its designee. Provided, however, DEVELOPER shall only be obligated to use its best efforts to have the Standard Required Site Agreement for Approved sites that are operating as a Carl's Jr. and which are leased from independent third party landlords.

                 19. Section 5.C is hereby amended by adding the following after the end of the first sentence:

                          DEVELOPER and its Authorized Entities shall be deemed
                 to be in full compliance with this Agreement and their Franchise Agreements so long as there are no defaults under this Agreement or any of the Franchise Agreements with respect to which COMPANY has delivered written notice and which are uncured (taking into account all applicable cure periods).

                 20. Section 5.C is further hereby amended deleting the third sentence thereof, in its entirety and inserting in lieu thereof the following:





CKEADD.FIN                          13

                 In addition, DEVELOPER must guaranty all obligations of an Authorized Entity under any Franchise Agreement issued to such an Authorized Entity.

                 21. Section 5.D is amended to add the following at the end thereof:

                 ; and (3) the required advertising and marketing expenditures shall not exceed those required pursuant to Section 12 of the form of Franchise Agreement attached hereto as Exhibit I as of the date of execution hereof; and (4) the form of franchise agreement used for the grant of each Franchise will contain a "reasonableness" provision substantially similar to Section 16.M hereof; and (5) the fees and charges set forth or required by Section 4.E of the Franchise Agreement shall not exceed those set forth or required by Section 4.E (as amended) of the form of Franchise Agreement attached hereto as
                 Exhibit I.

                 22. Section 5 is hereby further amended by adding the new subsection 5.E at the end thereof to read as follows:

                          5.E ADVERTISING EXPENDITURES

                          DEVELOPER shall cause each UNIT it owns, and shall
                 cause each Authorized Entity which owns one or more UNITs to cause each UNIT it owns, to contribute to the Local Ad Fund (as defined in the Franchise Agreement) for such UNIT an amount equal to the greater of:

                          (1) the standard Local Ad Fund contribution required pursuant to the applicable Franchise Agreement; or

                          (2) an amount which, when aggregated with the Local Ad Fund contributions of the other UNITs, will be sufficient to enable DEVELOPER, through the Local Ad Fund, to commence Required Televisions Advertising commencing with the second anniversary (the third anniversary in the case of the Los Angeles Area of Dominant Influence) of the execution of this Agreement and to continue Required Television Advertising thereafter for 12 out of 16 weeks during 4 consecutive Retail periods for either the San Diego or the Los Angeles Area of Dominant Influence.





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
                 23. Section 9.E is amended by adding the following after the end thereof:

                 COMPANY represents and warrants that, to the actual knowledge of its current officers, COMPANY's use of the market "BOSTON CHICKEN" or its use of its current logo with the words "BOSTON CHICKEN ROTISSERIE" on such logo do not infringe on the rights of any party in the Development Area.

                 24. Section 11.A is amended by adding the following at the end thereof:

                 The parties intend that the titles used in Sections 11.B., 11.C., 11.D., and 11.E. be only descriptive of functions and DEVELOPER may use different titles for the persons who perform those functions.

                 25. Section 11.B is amended by deleting the third sentence thereof and replacing it with the following:

                 The Chief Operating Officer shall have appropriate multi-unit food service experience and be an Owner holding a significant (as to such officer), direct equity interest, or the right to obtain a significant (as to such officer) equity interest, in Carl Karcher Enterprises, Inc. or Developer, at all times during the Agreement Term.

                 26. Sections 11.D and 11.E are hereby amended to delete the words "acceptable to COMPANY" in the first sentence of each of those sections.

                 27. Section 11.I is hereby amended by deleting the first sentence thereof in its entirety and restating it to read as follows:

                          DEVELOPER shall install, use and transmit information
                 to, or allow the electronic collection of information by, COMPANY through the Computer System, in such form as is specified by COMPANY from time to time. Such portion of the Computer System Specified Software, and Licensed Program as is purchased may involve one-time and periodic fees or payments to COMPANY.





CKEADD.FIN                          15

                 28. The first sentence of Section 11.J is hereby amended by adding the following immediately before the parenthetical definition of "Development Manual":

                 whether by way of supplements, replacements pages, Franchise Bulletin or Partner Bulletin disclosure, or other official pronouncements or means.

                 29. Section 11 is further amended by adding the following at the end thereof:

                          11.L COMMUNICATION AND INFORMATION SYSTEMS

                          DEVELOPER agrees to install at its head office and
                 use in performing its obligations under this Agreement those brands, types, makes, and/or models of communications and computer systems or hardware which COMPANY has from time to time specified or required for the Computer System and the Specified Software and the Licensed Program, as comprised from time to time in accordance with the specifications and requirements of COMPANY. DEVELOPER acknowledges that COMPANY and its Affiliates and designees are in the process of completing the development of the Licensed Program and COMPANY is in the process of completing the development of specifications for certain components of the Computer System and may modify such specifications and the components of the Licensed Program and the Computer System from time to time. During the term hereof, COMPANY may require DEVELOPER to obtain specified computer hardware and/or software, including, without limitation, the Computer System, the Specified Software, and a license to use the Licensed Program from COMPANY or its designee under a separate agreement after COMPANY notifies DEVELOPER to commence use thereof. COMPANY's development and/or modification of such specifications for the components of the Computer System, the Specified Software, and the Licensed Program may require DEVELOPER to incur costs to purchase, lease and/or licensee new or modified computer hardware and/or software and to obtain service and support for the Computer System, the Specified Software, and the Licensed Program during the term of this Agreement. DEVELOPER acknowledges that COMPANY cannot estimate the cost of future additions, enhancements and modifications of the Computer System, the Specified Software, and the Licensed Program and that the cost to DEVELOPER of obtaining the additions, enhancements and modifications thereto may not fully amortizable over the remaining





CKEADD.FIN                          16
                 term of this Agreement. Nevertheless, DEVELOPER agrees to incur such costs provided that the Computer System, the Specified Software, and the Licensed Program that COMPANY specifies for use by DEVELOPER is substantially the same Computer System, Specified Software and Licensed Program which COMPANY is then currently specifying for use in COMPANY-owned BOSTON CHICKEN Units. Within one hundred twenty (120) days after DEVELOPER receives notice from COMPANY, DEVELOPER shall obtain the components of the Computer System, the Specified Software, and the Licensed Program which COMPANY designates and requires. DEVELOPER further acknowledges and agrees that COMPANY has the right to require DEVELOPER to pay to COMPANY or its designee a reasonable periodic systems fee for modifications and enhancements made to the Licensed Program and a reasonable periodic fee for other maintenance and support services provided to DEVELOPER related to the Licensed Program, Specified Software, and the Computer System.

                          Notwithstanding anything to the contrary contained in
                 this Agreement, COMPANY hereby acknowledges and agrees that
                 (i) the aggregate software license fees to be paid by DEVELOPER or FRANCHISE OWNER directly to COMPANY (unless COMPANY is simply acting as a collection agent for third party developed software) with regard to each BOSTON CHICKEN Unit in connection with the use of the Licensed Program at such UNIT shall not exceed the lesser of (a) $15,000.00 or (b) amounts charged to other Boston Chicken area developers of similar size, and (ii) the periodic systems fee for each BOSTON CHICKEN Unit (the "Subscription Fee") for any software subscription service for the Licensed Program which COMPANY provides directly to such BOSTON CHICKEN Unit (which service shall consist of software error corrections, remote diagnostic support services which COMPANY determines in its sole discretion are advisable to cause the Licensed Program to perform in accordance with the standards for the Licensed Program as specified by the COMPANY, and the provision of upgrades, modifications, improvements, enhancements, extensions and other changes to the Licensed Program developed or adopted by COMPANY for the Licensed Program which are usable in connection with the Computer System and which are made available generally to all franchisees) shall not exceed the sum of Four Hundred Dollars ($400.00) per four (4) week period, provided that such maximum may be increased by COMPANY from time to time, at its





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
                 sole option, upon written notice to DEVELOPER, provided that the increase in any one calendar year shall not exceed 10% (or such lesser percentage that may be applied on a permanent basis to other Boston Chicken area developers of similar size) of the last effective maximum in the immediately preceding calendar year. It is understood and agreed by COMPANY and DEVELOPER that nothing in this paragraph shall limit any amounts payable by DEVELOPER to COMPANY or any third party in connection with the procurement of computer hardware by DEVELOPER from COMPANY or any third party and the use and maintenance of such hardware, whether or not part of the Computer System, or any amounts payable in connection with maintenance, support, procurement, enhancement, or upgrade of any Specified Software.

                 30. Section 12.A is amended by adding the following at the end thereof:

                 ; provided that COMPANY shall remain liable for its obligations hereunder for the balance of the term of this Agreement after the date of any transfer or assignment of this Agreement.

                 31. Section 12.B is amended by adding the following after the end thereof:

                 Notwithstanding the foregoing, the restrictions in this
                 Section 12.B shall not apply to transfers of ownership interests in Carl Karcher Enterprises, Inc. or to changes in the members of its Board of Directors.

                 32. Section 12.E is hereby amended by deleting in its entirety and replacing it with the following:

                          DEVELOPER and Carl Karcher Enterprises, Inc. ("CKE")
                 may make public or private offerings of securities, provided that DEVELOPER shall not, unless otherwise required by law and any relevant governmental agency, include in any published financial statements, in any prospectus or other offering document, or in any publicly filed or disseminated report (including any Form 10-K, 10-Q, or 8-K or any Proxy Statement or Annual Report to Stockholders) or in any Management Discussion and Analysis or in any footnotes accompanying any of the foregoing any category, line-item, breakdown, or type of information concerning its operation of BOSTON CHICKEN Units that COMPANY does not utilize in its published financial





CKEADD.FIN                          18
                 statements, prospectuses or offering documents, or publicly filed or disseminated reports. Additionally, DEVELOPER and CKE shall not disclose information regarding its Boston Chicken business during 1994 by segment although, DEVELOPER and CKE shall have the right, during 1994, to discuss, using general statements in the Management Discussion and Analysis section of any of the documents referred to in this paragraph, its Boston Chicken business. Provided, however, neither DEVELOPER nor CKE shall make a disclosure of same store sales comparisons or average store revenue for its Boston Chicken Units unless otherwise required by applicable law and any relevant governmental agency.

                 33.      Section 13.B is hereby amended as follows:

                          (a) Clause (3) is hereby amended by deleting it in its entirety and replacing it with the following:

                          DEVELOPER is convicted by a trial court of or pleads
                 guilty or no contest to a felony, or to any other crime or offense that may adversely affect the reputation of BOSTON CHICKEN Units or the goodwill associated with the Marks, or engages in any misconduct which may adversely affect the reputation of BOSTON CHICKEN Units or the goodwill associated with the Marks, or has made any material misrepresentation or omission in its application for this Agreement or in connection with any transfer hereunder.

                          (b) Clause (4) of Section 13.B is hereby amended by adding the following after the phrase "Development Manual" or the "Copyrighted Works" in the first sentence thereof:

                 (unless the foregoing prohibited act is inadvertent and does not have, or threaten to have, an adverse effect upon COMPANY, its business concept, its business operations, the business of any UNIT, any Mark, the Confidential Information, the Development Manual, or the Copyrighted Works, and DEVELOPER ceases and desists any such prohibited act promptly upon notice and reimburses COMPANY for all damages, losses, costs, and expenses incurred by COMPANY in connection with such prohibited acts).

                          (c) Clause (5) is hereby amended by adding the following after the parenthetical clause:





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
                 ; provided, that a violation of a confidentiality covenant under a Confidentiality and Non-Competition Agreement shall not be grounds for termination if such violation is inadvertent and does not have, or threaten to have, an adverse effect upon COMPANY, its business concept, its business operations, the business of any UNIT, any Mark, the Confidential Information, the Development Manual or the Copyrighted Works, and DEVELOPER ceases and desists any such violation promptly upon notice and reimburses COMPANY for all damages, losses, costs and expenses incurred by COMPANY in connection with such violation.

                          (d)     Clause (6) is deleted.

                          (e) Clause (7) is amended by deleting the text which follows clause (d) and by replacing it with the following:

                 in accordance with COMPANY's standards, specifications and procedures therefor, and (a) does not correct such failure within thirty (30) days after DEVELOPER's receipt of COMPANY's written notice of such failure; or (b) if such failure cannot reasonably be corrected within the aforesaid thirty (30) day period, but can be corrected within a reasonably short time (note to exceed an additional thirty (30) days), undertake within ten (10) days after DEVELOPER's receipt of COMPANY's written notice, and continue until completion, best efforts to correct such failure within such reasonably short time (not to exceed an additional thirty (30) days) and furnish proof acceptable to COMPANY, upon its request, of such efforts and the date full compliance will be achieved.

                          (f) Clause (9) is hereby amended by deleting the term "twenty-four (24)" and replacing it with the term "eighteen (18)."

                          (g) Clause (10) is deleted and replaced with the following:

                 COMPANY has delivered a notice of termination of five (5) or more Franchise Agreements executed pursuant to this Agreement in accordance with its terms and conditions or DEVELOPER (or any Authorized Entity) has terminated a Franchise Agreement with COMPANY without cause.

                 34. Section 13.C is hereby amended by adding the following provision at the end of clause (2) thereof:





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
                 provided, however, COMPANY shall not have the right to terminate the territorial rights granted pursuant to Paragraph 3.A for a Sub-Area based solely on the fact that DEVELOPER has failed to open a UNIT in another Sub-Area on its required opening date as set forth on Exhibit C.

                 35. Clause 16.A is amended by deleting the first paragraph thereof in its entirety and by deleting the word "other" from the first sentence of the second paragraph.

                 36. Section 16.B is hereby amended by deleting the phrase "of ten (10) days' prior written notice" at the end of the second paragraph and by replacing it with the following:

                 of forty-five (45) days' prior written notice, unless COMPANY determines, in its reasonable discretion, that a shorter notice period is necessary.

                 37.      Sections 16.E and 16.H are hereby deleted.

                 38.      Notwithstanding Section 7 of the Agreement:

                          (a) DEVELOPER shall not be required to obtain written consent with respect to information described in clauses (i) and (ii) thereof; and

                          (b) The restrictions on DEVELOPER's disclosure and use of the Confidential Information shall not apply to knowledge of the food service business which DEVELOPER already possesses and which has not been obtained in contravention of any obligation of confidentiality owed to COMPANY.

                 IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Addendum in duplicate as of the date written below:



DATE:  January 14, 1994                  DATE:  January 14, 1994

COMPANY:                                 DEVELOPER:

BOSTON CHICKEN, INC.                     CARL KARCHER ENTERPRISES, INC.


       /s/ SAAD J. NADHIR                      /s/  DONALD E. DOYLE
By:  _______________________________     By:________________________________
       Its:  Vice Chairman                    Its:  President





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